As filed with the Securities and Exchange Commission on May 12, 2011
Registration No. 333-171716

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEWART INFORMATION SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	74-1677330
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
1980 Post Oak Blvd.
Houston, Texas 77056
(713) 625-8100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
J. Allen Berryman
Executive Vice President and Chief Financial Officer
1980 Post Oak Blvd.
Houston, Texas 77056
(713) 625-8100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
David F. Taylor, Esq.
Locke Lord Bissell & Liddell LLP
600 Travis Street, Suite 2800
Houston, Texas 77002
(713) 226-1200
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) relates to the Registration Statement on Form S-3 (Registration No. 333-171716) that was filed with the Securities and Exchange Commission on January 14, 2011 (the “Registration Statement”) by Stewart Information Services Corporation (the “Registrant”). The Registration Statement registered 660,000 shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), for resale by the selling stockholder named therein.
     In accordance with the Registrant’s undertaking contained in the Registration Statement pursuant to Regulation S-K Item 512(a), the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock that remain unsold under such Registration Statement as of the effective date of this Post-Effective Amendment No. 1.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of May, 2011.

STEWART INFORMATION SERVICES CORPORATION
By:	/s/ J. Allen Berryman
J. Allen Berryman, Executive Vice President
Chief Financial Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities set forth below on May 12, 2011.

Signature	Title

/s/ Malcolm S. Morris Malcolm S. Morris	Co-Chief Executive Officer and Chairman of the Board of Directors (Co-Principal Executive Officer)

/s/ Stewart Morris, Jr. Stewart Morris, Jr.	President, Co-Chief Executive Officer, President and Director (Co-Principal Executive Officer)

/s/ J. Allen Berryman J. Allen Berryman	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

/s/ Brian K. Glaze Brian K. Glaze	Senior Vice President (Principal Accounting Officer)

* Catherine A. Allen	Director

*	Director
Thomas G. Apel

* Robert L. Clarke	Director

* Paul W. Hobby	Director

* Dr. E. Douglas Hodo	Director

* Laurie C. Moore	Director

* W. Arthur Porter, Ph.D	Director

* By:	/s/ J. Allen Berryman
J. Allen Berryman
Attorney-in-Fact

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